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                                                                   EXHIBIT 10.38

                          SECURITIES PURCHASE AGREEMENT

     SECURITIES PURCHASE AGREEMENT (the "AGREEMENT"), dated as of December 15, 2006, by and among Smith & Wesson Holding Corporation, a Nevada corporation with headquarters located at 2100 Roosevelt Avenue, Springfield, Massachusetts 01104 (the "COMPANY"), and the investors listed on the Schedule of Buyers attached hereto (individually, a "BUYER" and collectively, the "BUYERS").

     WHEREAS:

     A. The Company and each Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded Section 4(2) of the Securities Act of 1933, as amended (the "1933 ACT"), and Rule 506 of Regulation D ("REGULATION D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act.

     B. The Company has authorized the issuance of 4% Convertible Senior Notes due 2026 (as amended or modified from time to time, collectively, the "NOTES"), which Notes shall be convertible into the Company's common stock, $.001 par value per share (the "COMMON STOCK") (as converted, collectively, the "CONVERSION SHARES"), and shall be issued pursuant to and by the provisions of an Indenture dated as of the Closing Date (as defined below) between the Company and The Bank of New York Trust Company, N.A., as trustee (the "TRUSTEE"), in substantially the form attached hereto as Exhibit A (the "INDENTURE").

     C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate principal amount of Notes, in substantially the form attached hereto as Exhibit B, set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (which aggregate amount for all Buyers shall be $80,000,000).

     D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (as amended or modified from time to time, the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide certain registration rights with respect to the Notes and the Conversion Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     E. The Notes and the Conversion Shares collectively are referred to herein as the "SECURITIES."

     NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

     1. PURCHASE AND SALE OF NOTES.

          (a) Purchase of Notes.

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               (i) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below) a principal amount of Notes as is set forth opposite such Buyer's name in column (3) on the Schedule of Buyers (the "CLOSING").

               (ii) Closing. The date and time of the Closing (the "CLOSING DATE") shall be 10:00 a.m., New York City Time, on the date hereof (or such later date or time as is mutually agreed to by the Company and each Buyer) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 5 and 6 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022.

               (iii) Purchase Price. The aggregate purchase price for the Notes to be purchased by each Buyer at the Closing (the "PURCHASE PRICE") shall be the amount set forth opposite such Buyer's name in column (4) of the Schedule of Buyers. Each Buyer shall pay $1.00 for each $1.00 of principal amount of Notes to be purchased by such Buyer at the Closing.

          (b) Form of Payment. On the Closing Date, (i) each Buyer shall pay its Purchase Price to the Company for the Notes to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall deliver or caused to be delivered to each Buyer the Notes (for the account of such Buyer as such Buyer shall instruct) which such Buyer is then purchasing, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

     2. BUYER'S REPRESENTATIONS AND WARRANTIES.

          Each Buyer represents and warrants with respect to only itself as follows:

          (a) No Public Sale or Distribution. Such Buyer is (i) acquiring the Notes and (ii) upon conversion of the Notes, will acquire the Conversion Shares issuable upon conversion of the Notes, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. As used in this Agreement, "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

          (b) Accredited Investor Status. Such Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D and a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act.


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          (c) Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments, and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

          (d) Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances, and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend, or affect such Buyer's right to rely on the Company's representations and warranties contained herein. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal, and tax advice that it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

          (e) No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

          (f) Validity; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed, and delivered on behalf of such Buyer and shall constitute the legal, valid, and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          (g) No Conflicts. The execution, delivery, and performance by such Buyer of this Agreement and the Registration Rights Agreement and the consummation by such Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

          (h) Residency. Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.


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          (i) Certain Trading Activities. Such Buyer has not directly or indirectly engaged in any purchase, sale, or Short Sales involving the Company's securities since the time that such Buyer was first contacted by one of the Agents with respect to the transactions contemplated hereby. "Short Sales" means all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act, and all types of direct and indirect stock pledges, forward sales contracts, puts, options, calls, short sales, swaps and similar arrangements (including on a total return basis) and sales and other transactions through non-US broker dealers or foreign brokers. Notwithstanding the foregoing, (i) in the case of LB I Group Inc., the representation set forth above shall only apply with respect to the Global Trading Strategies group of Lehman Brothers Holdings Inc. and (ii) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that had or has knowledge of the transactions contemplated herein.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          Except as set forth on the schedules hereto delivered to the Buyers as of the date hereof, the Company represents and warrants to each of the Buyers as follows:

          (a) Organization and Qualification. Each of the Company and its "SUBSIDIARIES" (which for purposes of this Agreement means any joint venture or entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest of 50% or more) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, "MATERIAL ADVERSE EFFECT" means any material adverse effect (i) on the business, properties, assets, operations, results of operations, or condition (financial or otherwise) of the Company and its Subsidiaries, individually or taken as a whole, or (ii) on the transactions contemplated hereby or in the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or (iii) on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). Except as set forth on Exhibit 21 to the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006, the Company has no "significant subsidiaries" as such term is defined in Rule 1-02 of Regulation S-X of the 1933 Act.

          (b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Indenture, the Notes, the Registration Rights Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "TRANSACTION DOCUMENTS") and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction


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Documents by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, have been duly authorized by the Company's Board of Directors and (other than the filing with the SEC of a Form D and one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement) no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

          (c) Issuance of Securities. The issuance of the Notes are duly authorized and are free from all taxes, liens, and charges with respect to the issue thereof. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance, free of preemptive rights, a number of shares of Common Stock sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Notes. Upon conversion in accordance with the Notes and the Indenture, the Conversion Shares will be validly issued, fully paid, and nonassessable, and free from all preemptive or similar rights, taxes, liens, and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act, assuming the correctness of the representations and warranties of Buyer contained herein.

          (d) No Conflicts. The execution, delivery, and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 3(x)), any capital stock of the Company or the Bylaws (as defined in Section 3(x)), or any of the organizational documents of any of the Subsidiaries, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, or decree (including federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Select Market (the "PRINCIPAL MARKET")) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

          (e) Consents. The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings, and registrations which the Company is required to obtain pursuant to the preceding sentence


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have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

          (f) Acknowledgment Regarding Buyer's Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the other Transaction Documents and the transactions contemplated thereby and that no Buyer is (i) an officer or director of the Company, (ii) an "affiliate" of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the knowledge of the Company, a "beneficial owner" of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "1934 ACT")). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer's purchase of the Securities. The Company further represents to each Buyer that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

          (g) No General Solicitation; Placement Agent's Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby. The Company acknowledges that it has engaged Cowen & Company, LLC and Merriman Curhan Ford as placement agents (collectively the "AGENTS") in connection with the sale of the Securities. Other than the Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

          (h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates, and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

          (i) Form S-3 Eligibility. The Company is eligible to register the Notes and the Conversion Shares for resale by the Buyers using Form S-3 promulgated under the 1933 Act.


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          (j) Rule 144A. The Notes satisfy the requirements set forth in Rule
l44A(d)(3) under the 1933 Act.

          (k) Trust Indenture Act. Assuming the accuracy of the representations of the Buyers contained in Section 2 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities in the manner contemplated by this Agreement to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "TIA").

          (l) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement, the Indenture and the Notes, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

          (m) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the State of Nevada which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and any Buyer's ownership of the Securities. Except as disclosed in the Company's Form 8-A filed with the SEC on July 19, 2006, the Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

          (n) SEC Documents; Financial Statements. During the two (2) years up to and including the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS"). The Company has delivered to the Buyers or their respective representatives true, correct, and complete copies of each of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude


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footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

          (o) Absence of Certain Changes. Since April 30, 2006, there has been no material adverse change and no Material Adverse Effect. Since April 30, 2006, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $1,000,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $1,000,000 except as disclosed in the Company's Quarterly Reports for the quarterly periods ended July 31, 2006 and October 31, 2006. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 3(o), "INSOLVENT" means, with respect to any Person (i) the present fair saleable value of the such Person's assets is less than the amount required to pay such Person's total Indebtedness (as defined in Section 3(y)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature, or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          (p) No Undisclosed Events, Liabilities, Developments or Circumstances. Except for the Acquisition (as defined below), no event, liability, development, or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

          (q) Conduct of Business; Regulatory Permits. Neither the Company nor its Subsidiaries is in violation of any term of or in default under the Articles of Incorporation or Bylaws or their organizational charter or articles of incorporation or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree, or order or any statute, ordinance, rule, or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations, or requirements of the Principal Market and

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has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. Since April 30, 2006 (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations, and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit.

          (r) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee, or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          (s) Money Laundering. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the "MONEY LAUNDERING LAWS"), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

          (t) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (u) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002, as in effect at the applicable time, and the rules and regulations promulgated in connection therewith (the "SARBANES-OXLEY ACT"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

          (v) Internal Accounting and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

          (w) Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof and other than the grant of stock options pursuant to the Company's 2004 Incentive Compensation Plan, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee, or partner.

          (x) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which as of the date hereof, 39,642,256 are issued and outstanding, 17,620,852 shares are reserved for issuance pursuant to the Company's incentive compensation plans and employee stock purchase plan and no shares are reserved for issuance pursuant to securities (other than the Notes) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 20,000,000 shares of preferred stock, $.001 par value per share, of which as of the date hereof none of which is issued and outstanding or reserved for issuance. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in
Schedule 3(x): (i) none of the Company's capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and
(ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. If not available on EDGAR system, the Company has furnished to each Buyer true, correct and complete copies of the Company's Amended and Restated Articles of Incorporation, as in effect on the date hereof (the "ARTICLES OF INCORPORATION"), and the Company's Amended and Restated Bylaws, as in effect on the date hereof (the "BYLAWS"), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

          (y) Indebtedness and Other Contracts. Except as disclosed in Schedule 3(y), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect. Schedule 3(y) provides a list of any such outstanding Indebtedness. For purposes of this Agreement: (A) "INDEBTEDNESS" of any Person means, without duplication (1) all indebtedness for borrowed money, (2) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, "capital leases" in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (3) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (4) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (5) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (6) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (7) all indebtedness referred to in clauses (1) through (6) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (8) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (1) through (7) above; and (B) "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

          (z) Absence of Litigation. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006 and the Company's Quarterly Reports for the quarterly periods ended July 31, 2006 and October 31, 2006, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Subsidiaries, or any of the Company's or the Subsidiaries' officers or directors in their capacities as such, whether of a civil or criminal nature of otherwise.

          (aa) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

          (bb) Employee Relations. (i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer's employment with the Company or any such Subsidiary. No executive officer of the Company or any of its

Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

          (ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (cc) Title. Except as disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2006 and the Company's Quarterly Reports for the quarterly periods ended July 31, 2006 and October 31, 2006 and
Schedule 3(cc), the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

          (dd) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, original works of authorship, trade secrets and other intellectual property rights and all applications related thereto ("INTELLECTUAL PROPERTY RIGHTS") necessary to conduct their respective businesses as now conducted. None of the Company's or its Subsidiaries' Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

          (ee) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term "ENVIRONMENTAL LAWS" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "HAZARDOUS MATERIALS") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

          (ff) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

          (gg) Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject,
(ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          (hh) Ranking of Notes. Except as set forth on Schedule (hh), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

          (ii) Independent Accountants. BDO Seidman LLP, who has rendered an opinion upon the consolidated financial statements of the Company as of and for the year ended April 30, 2006, is an independent registered public accounting firm within the meaning of the 1933 Act.

          (jj) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

          (kk) U.S. Real Property Holding Corporation. The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of
Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Buyer's request.

          (ll) Investment Company. Neither the Company nor its Subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will become an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

          (mm) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

          (nn) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, other than the information to be included in the 8-K Filings (as defined below). The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company and its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred with respect to the Company or any of its Subsidiaries or either of their respective businesses, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

     4. COVENANTS.

          (a) Best Efforts. Each party shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

          (b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Highbridge International LLC and, upon request to each other Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken upon request and without charge to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

          (c) Reporting Status. From the Closing Date until the earlier to occur of (i) the date on which the Buyers shall have sold all the Conversion Shares, and (ii) none of the Notes is outstanding (the "REPORTING PERIOD"), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination. The Company shall take all actions necessary to maintain its eligibility to register the Conversion Shares for resale by the Buyers on Form S-3.

          (d) Use of Proceeds. The Company will use the proceeds from the sale of the Notes for the acquisition of Bear Lake Acquisition Corp. and its subsidiaries, including, without limitation, Thompson/Center Arms Company, Inc. (the "ACQUISITION") as set forth in the Agreement and Plan of Merger dated December 15, 2006 between the Company, Bear Lake Acquisition Corp and its principal stockholders (the "Merger Agreement"), and shall not use the proceeds for the redemption or repurchase of any of its outstanding Indebtedness or any equity securities.

          (e) Financial Information. For so long as any Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the 1933 Act, the Company will, during any period in which it is not subject to Section 13 or 15(d) under the 1934 Act, make available to the Buyer and any holder of Securities in connection with any sale thereof and any prospective purchaser of Securities and securities analysts, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the 1933 Act (or any successor thereto).

          (f) Listing. The Company shall promptly secure the listing of all of the Conversion Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Conversion Shares from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stocks' authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.

          (g) Fees and Expenses.

               (i) The Company shall be responsible for the payment of any placement agent's fees or commissions, financial advisory fees, or broker's commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agents. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney's fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. In addition to the foregoing (and without duplication), the Company agrees to pay Highbridge International LLC (a Buyer) ("HIGHBRIDGE") or its designee(s) for all reasonable costs and expenses, not to exceed $100,000, incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), which amount shall be withheld by Highbridge from its Purchase Price at the Closing. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

               (ii) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, all fees, costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions, (iii) incurred in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading through Automatic Linkages ("PORTAL") system of the National Association of Securities Dealers, Inc. ("NASD"), (iv) related to any filing with the NASD, (v) incurred in connection with the application for listing for trading of the Conversion Shares on the Principal Market, and (vi) in connection with satisfying its obligations under Section 4(e).

          (h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by a Holder (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

          (i) Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York Time, on the first Business Day following the date of this Agreement, the Company shall file two Current Reports on Form 8-K, the first describing the Acquisition and attaching the material documents related to the Acquisition (including, without limitation, the Merger Agreement) and the second describing the terms of the transactions contemplated by the Transaction Documents and attaching the material Transaction Documents (including, without limitation, this Agreement, the Indenture, the form of the Notes, and the Registration Rights Agreement) as exhibits to such filing (including all exhibits, the "8-K FILINGS"). From and after the filing of the 8-K Filings with the SEC, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filings. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filings with the SEC without the express written consent of such Buyer. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause
(i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation, or the Principal Market.

          (j) Additional Notes; Variable Securities; Dilutive Issuances. For so long as any Notes remain outstanding, the Company will not issue any Notes other than to the Buyers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible. For long as any Notes remain outstanding, the Company shall not, in any manner, enter into or affect any dilutive issuance if the effect of such dilutive issuance is to cause the Company to be required to issue upon conversion of any Notes any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company's obligations under the rules or regulations of the Principal Market.

          (k) Reservation of Shares. From and after the Closing Date, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, free of preemptive rights, a number of shares of Common Stock sufficient for the purpose of enabling the Company to satisfy all obligations to issue the Conversion Shares upon conversion of all of the Notes.

          (l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance, or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

          (m) Lock-Up.

               (i) For purposes of this Section 4(m), the following definitions shall apply.

                    (A) "CONVERTIBLE SECURITIES" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

                    (B) "OPTIONS" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

                    (C) "COMMON STOCK EQUIVALENTS" means, collectively, Options and Convertible Securities.

               (ii) From the date hereof until the date that is 90 days following the Closing Date, the Company hereby agrees that it will not, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any Common Stock Equivalents,
     (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, and (C) file with the SEC a registration statement under the 1933 Act relating to any additional shares of its Common Stock or Common Stock Equivalents, whether any such transaction described in clause (A) or
     (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise within such 90-day period. The foregoing provisions of this Section 4(m) shall not apply to (1) the sale of the Securities under this Agreement or the issuance of the Conversion Shares,
     (2) in connection with any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any incentive compensation plan, officer, or director for services provided to the Company, (3) the issuance by the Company of any shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (provided that the terms of such options or warrants are not amended or modified in any manner after the date hereof) or an option or warrant issued or granted in compliance with this paragraph, (4) the filing of any registration statement in respect of the Notes or the Conversion Shares or
     (5) the sale of Common Stock in a bona fide firm commitment underwritten offering with a nationally recognized underwriter if the price per share in such offering exceeds (i) if such offering is consummated at any time from the date hereof through the date 45 days following the Closing Date, 115% of the Conversion Price or (ii) if such offering is consummated at any time thereafter until the date 90 days following the Closing Date, 110% of the Conversion Price (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"). In addition, the Company agrees to obtain lock-up agreements with each of its executive officers and directors in substantially the form attached hereto as Exhibit D.

          (n) Blue Sky. The Company shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Buyers shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities and to pay all related fees and expenses reasonably incurred in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Buyers may designate; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

          (o) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

          (p) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (q) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933
Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market, with the issuance of Securities contemplated hereby;

          (r) Qualification Under Trust Indenture Act. Prior to any registration of the Notes or the Conversion Shares pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Company shall qualify the Indenture under TIA and to enter into any necessary supplemental indentures in connection therewith.

     5. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

          The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

          (a) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

          (b) Each Buyer shall have delivered to the Company the Purchase Price (less any amounts withheld pursuant to Section 4(g)(i)) for the Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

          (c) The representations and warranties of each Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

     6. CONDITIONS TO EACH BUYER'S OBLIGATION TO PURCHASE.

          The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer's sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

          (a) The Company shall have executed and delivered to such Buyer (i) each of the Transaction Documents and (ii) the Notes (for the account of such Buyer as such Buyer shall instruct) being purchased by such Buyer at the Closing pursuant to this Agreement.

          (b) Such Buyer shall have received the opinions of Greenberg Traurig, LLP, the Company's outside counsel, dated as of the Closing Date, in substantially the form of Exhibit E attached hereto.

          (c) The Company shall have delivered to such Buyer lock-up agreements with each of the Company's executive officers and directors in substantially the form attached hereto as Exhibit D.

          (d) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and Smith & Wesson Corp. in such entity's jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within ten (10) days of the Closing Date.

          (e) The Company shall have delivered to such Buyer a certificate evidencing the Company's qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date.

          (f) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation as certified by the Secretary of State of the State of Nevada within ten (10) days of the Closing Date.

          (g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to
(i) the resolutions consistent with Section 3(b) as adopted by the Company's Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation and
(iii) the Bylaws, each as in effect at the Closing, in the form attached hereto as Exhibit F.

          (h) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit G.

          (i) The Company shall have delivered to such Buyer a letter from the Company's transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

          (j) The Common Stock (1) shall be designated for quotation or listed on the Principal Market and (2) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or
(B) by falling below the minimum listing maintenance requirements of the Principal Market.

          (k) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

          (l) The Securities shall have been approved for trading on PORTAL, subject only to notice of issuance at or prior to the time of purchase.

          (m) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any public notice have been given of (i) any intended downgrading or (ii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (n) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

     7. TERMINATION.

          In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company's or such Buyer's failure to satisfy the conditions set forth in Sections 5 and 6 above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this
Section 7, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g)(i) above.

     8. MISCELLANEOUS.

          (a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action, or proceeding is brought in an inconvenient forum or that the venue of such suit, action, or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action, or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

          (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

          (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

          (e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates, and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant, or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder, and any amendment to this Agreement made in conformity with the provisions of this Section 8(e) shall be binding on all Buyers and holders of Notes, as applicable. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes, as the case may be. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

          (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

               If to the Company:

                    Smith & Wesson Holding Corporation
                    2100 Roosevelt Avenue
                    Springfield, Massachusetts 01104
                    Telephone: (413) 747-3305
                    Facsimile: (413) 739-8528
                    Attention: John A. Kelly

                    Copy to:

                    Greenberg Traurig, LLP
                    2375 East Camelback Rd., Ste 700
                    Phoenix, AZ  85016
                    Telephone: (602) 445-8302
                    Facsimile: (602) 445-8100
                    Attention: Robert S. Kant, Esq.

               If to the Transfer Agent:

                    Interwest Transfer Co., Inc.
                    1981 East Murray Holladay Road
                    Suite 100
                    P.O. Box 17136
                    Salt Lake City, Utah  84117
                    Telephone: (801) 272-9294 x15
                    Facsimile: (801) 277-3147

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer's representatives as set forth on the Schedule of Buyers,

     with a copy (for informational purposes only) to:

          Schulte Roth & Zabel LLP
          919 Third Avenue
          New York, New York 10022
          Telephone: (212) 756-2000
          Facsimile: (212) 593-5955
          Attention: Eleazer N. Klein, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver, or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number, and an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

               (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

               (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

               (i) Survival. Unless this Agreement is terminated under Section 7, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing and delivery and exercise of the Securities, as applicable. Each Buyer shall be responsible only for its own representations, warranties, agreements, and covenants hereunder.

          (j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          (k) Indemnification. (i) In consideration of each Buyer's execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "INDEMNITEES"), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby,
(b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(i), or (iv) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

               (ii) Promptly after receipt by an Indemnitee under this Section 8(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 8(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the

     Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the aggregate principal amount of the Notes issued and issuable hereunder. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 8(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

               (iii) The indemnification required by this Section 8(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

               (iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

          (l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

          (m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

          (n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

          (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          (p) Independent Nature of Buyers' Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        COMPANY:

                                        SMITH & WESSON HOLDING CORPORATION


                                        By: /s/ Michael F. Golden
                                            ------------------------------------
                                        Name: Michael F. Golden
                                        Title: President and Chief Executive
                                               Officer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYERS:

                                        HIGHBRIDGE INTERNATIONAL LLC

                                        By: HIGHBRIDGE CAPITAL MANAGEMENT, LLC


                                        By: /s/ Adam J. Chill
                                            ------------------------------------
                                        Name: Adam J. Chill
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        CAPITAL VENTURES INTERNATIONAL

                                        BY: HEIGHTS CAPITAL MANAGEMENT, INC.
                                        ITS AUTHORIZED AGENT


                                        By: /s/ Martin Kobinger
                                            ------------------------------------
                                        Name: Martin Kobinger
                                        Title: Investment Manager

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        CORNELL CAPITAL PARTNERS, LP


                                        By: /s/ Mark Angelo
                                            ------------------------------------
                                        Name: Mark Angelo
                                        Title:
                                               ---------------------------------

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        CRANSHIRE CAPITAL, L.P.


                                        By: /s/ Mitchell P. Kopin
                                            ------------------------------------
                                        Name: Mitchell P. Kopin
                                        Title: President - Downsview Capital
                                               The General Partner

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        LTD


                                        By: /s/ Lawrence D. Cutler
                                            ------------------------------------
                                        Name: Lawrence D. Cutler
                                        Title: Chief Administrative &
                                               Compliance Officer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        D.B. ZWIRN SPECIAL OPPORTUNITIES FUND,
                                        LP


                                        By: /s/ Lawrence D. Cutler
                                            ------------------------------------
                                        Name: Lawrence D. Cutler
                                        Title: Chief Administrative &
                                               Compliance Officer

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        ENABLE GROWTH PARTNERS LP


                                        By: /s/ Brendan O'Neil
                                            ------------------------------------
                                        Name: Brendan O'Neil
                                        Title: Principal and Portfolio Manager

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        EVOLUTION MASTER FUND LTD. SPC,
                                        SEGREGATED PORTFOLIO M


                                        By: /s/ Michael Lerch
                                            ------------------------------------
                                        Name: Michael Lerch
                                        Title: Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        GLG MARKET NEUTRAL FUND

                                        By: GLG Partners LP Acting as Investment
                                            Manager to GLG Market Neutral Fund


                                        By: /s/ Bob Price
                                            ------------------------------------
                                        Name: Bob Price
                                        Title: Head of Operations
                                               GLG Partners LP


                                        By: /s/ Tim Kuschill
                                            ------------------------------------
                                        Name: Tim Kuschill
                                        Title: Legal Counsel
                                               GLG Partners LP

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        HUDSON BAY FUND LP


                                        By: /s/ Yoav Roth
                                            ------------------------------------
                                        Name: Yoav Roth
                                        Title: Principal and Portfolio Manager

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        HUDSON BAY OVERSEAS FUND LTD


                                        By: /s/ Yoav Roth
                                            ------------------------------------
                                        Name: Yoav Roth
                                        Title: Principal and Portfolio Manager

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        IROQUOIS MASTER FUND LTD.


                                        By: /s/ Joshua Silverman
                                            ------------------------------------
                                        Name: Joshua Silverman
                                        Title: Authorized Signator

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        KAMUNTING STREET MASTER FUND, LTD


                                        By: /s/ Gregor Dannacher
                                            ------------------------------------
                                        Name: Gregor Dannacher
                                        Title: Director of Research
                                               Kamunting Street Capital
                                               Management, L.P. As Investment
                                               Manager For Kamunting Street
                                               Master Fund, LTD

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        KINGS ROAD INVESTMENTS LTD.


                                        By: /s/ Brandon L. Jones
                                            ------------------------------------
                                        Name: Brandon L. Jones
                                        Title: Co-head, Private Investments

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        LBI GROUP INC.


                                        By: /s/ Eric Salzman
                                            ------------------------------------
                                        Name: Eric Salzman
                                        Title: VP

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        PORTSIDE GROWTH AND OPPORTUNITY FUND


                                        By: /s/ Jeffrey Smith
                                            ------------------------------------
                                        Name: Jeffrey Smith
                                        Title: Authorized Signatory

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYER:

                                        RADCLIFFE SPC, LTD. FOR AND ON BEHALF OF
                                        THE CLASS A SEGREGATED PORTFOLIO

                                        By: RG Capital Management, L.P.
                                        By: RGC Capital Management Company, LLC


                                        By: /s/ Gerald F. Stahlecker
                                            ------------------------------------
                                        Name: Gerald F. Stahlecker
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        ROCKMORE INVESTMENT MASTER FUND LIMITED


                                        By: /s/ Brian Daly
                                            ------------------------------------
                                        Name: Brian Daly
                                        Title: Managing Partner

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        SCOGGIN CAPITAL MANAGEMENT, LP II

                                        By: S&E Partners, LP
                                            Its: general partner

                                        By: Scoggin, Inc. Its: general partner


                                        By: Curtis Schener
                                            ------------------------------------
                                        Name: Curtis Schener
                                        Title: CEO

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        SILVER OAK CAPITAL, L.L.C.


                                        By: /s/ Fred Berger
                                            ------------------------------------
                                        Name: Fred Berger
                                        Title: Manager

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        UBS O'CONNOR LLC FBO O'CONNOR PIPES
                                        CORPORATE STRATEGIES MASTER LIMITED


                                        By: /s/ George Locasto
                                            ------------------------------------
                                        Name: George Locasto
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        BUYERS:

                                        UBS O'CONNOR LLC FBO O'CONNOR GLOBAL
                                        CONVERTIBLE ARBITRAGE II MASTER LIMITED


                                        By: /s/ George Locasto
                                            ------------------------------------
                                        Name: George Locasto
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

          IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

                                        UBS O'CONNOR LLC FBO O'CONNOR GLOBAL
                                        CONVERTIBLE ARBITRAGE MASTER LIMITED


                                        By: /s/ George Locasto
                                            ------------------------------------
                                        Name: George Locasto
                                        Title: Managing Director

                [Signature Page to Securities Purchase Agreement]

                               SCHEDULE OF BUYERS

                                                                                    (3)
                                                                                 AGGREGATE                             (5)
                                                                                 PRINCIPAL        (4)        LEGAL REPRESENTATIVE'S
                 (1)                                     (2)                     AMOUNT OF      PURCHASE           ADDRESS AND
                BUYER                       ADDRESS AND FACSIMILE NUMBER           NOTES         PRICE          FACSIMILE NUMBER
                -----                  --------------------------------------   -----------   -----------   ------------------------
Highbridge International LLC                                                    $20,000,000   $20,000,000   Schulte Roth & Zabel LLP
                                                                                                            919 Third Avenue
                                                                                                            New York, New York 10022
                                                                                                            Attn: Eleazer Klein,
                                                                                                            Esq.
                                                                                                            Facsimile: (212)593-5955
                                                                                                            Tel: (212)756-2376


Capital Ventures International
                                                                                $ 4,000,000   $ 4,000,000




Cornell Capital Partners, LP
                                                                                $ 1,000,000   $ 1,000,000





Cranshire Capital L.P.
                                                                                $ 2,500,000   $ 2,500,000







D.B. Zwirn Special Opportunities
Fund, LTD                                                                       $ 1,500,000   $ 1,500,000







D.B. Zwirn Special Opportunities
Fund, LP                                                                        $ 1,000,000   $ 1,000,000







Enable Growth Partners LP
                                                                                $ 2,000,000   $ 2,000,000





Evolution Master Fund Ltd. SPC
Segregated Portfolio M                                                          $ 5,000,000   $ 5,000,000














GLG Market Neutral Fund
                                                                                $ 2,000,000   $ 2,000,000





Hudson Bay Fund LP
                                                                                $ 2,400,000   $ 2,400,000





Hudson Bay Overseas Fund Ltd
                                                                                $ 2,600,000   $ 2,600,000





Iroquois Master Fund Ltd.
                                                                                $ 2,500,000   $ 2,500,000
















Kamunting Street Master Fund, Ltd
                                                                                $ 2,000,000   $ 2,000,000




Kings Road
Investments Ltd.                                                                $ 5,000,000   $ 5,000,000








LBI Group, Inc.
                                                                                $ 5,500,000   $ 5,500,000



Portside Growth and Opportunity Fund
                                                                                $ 4,000,000   $ 4,000,000





Radcliffe SPC, Ltd. for and on
behalf of the Class A Segregated                                                $ 5,000,000   $ 5,000,000
Portfolio






Rockmore Investment Master Fund, Ltd
                                                                                $ 2,500,000   $ 2,500,000






Scoggin Capital Management, LP II
                                                                                $ 2,000,000   $ 2,000,000   Katten Muchin Rosenman
                                                                                                            LLP 575 Madison Avenue
                                                                                                            New York, New York 10022
                                                                                                            Attention: Fred Santo
                                                                                                            Facsimile: (212)940-8563
                                                                                                            Tel\: (212)940-8720



Silver Oak Capital, LLC
                                                                                $ 2,000,000   $ 2,000,000



UBS O'Connor LLC fbo O'Connor PIPES
Corporate Strategies Master Limited                                             $ 2,000,000   $ 2,000,000






UBS O'Connor LLC fbo O'Connor
Global Convertible Arbitrage II                                                 $   308,000   $   308,000
Master Limited






UBS O'Connor LLC fbo O'Connor
Global Convertible Arbitrage Master                                             $ 3,192,000   $ 3,192,000
Limited



